EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                                ISP HOLDINGS INC.


            THE UNDERSIGNED, being a natural person for the purposes of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

            FIRST: The name of the Corporation is ISP Holdings Inc.

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

            FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1000, all of which shares shall be Common Stock having a par value of $.001.

            FIFTH: The name and mailing address of the incorporator is Shelley
A. Sorkin, c/o ISP Management Company, Inc., 1361 Alps Road, Wayne, New Jersey 07470.

            SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in these articles of incorporation, Bylaws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any By-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

            SEVENTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the




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director's duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

            (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

            IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this 6th day of August, 1996.



                                          /s/ Shelley A. Sorkin
                                          ----------------------------
                                          Shelley A. Sorkin
                                          Sole Incorporator


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
                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                ISP HOLDINGS INC.


                         (Pursuant to Section 242 of the
                      General Corporation Law of Delaware)
                      ------------------------------------


      ISP Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

      1. The Certificate of Incorporation of the Corporation (the "Certificate") was filed with the Secretary of State of Delaware on August 6, 1996.

      2. Article FOURTH of the Certificate is hereby amended to read in its entirety as follows:

            FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is three million eight hundred thousand (3,800,000) shares, consisting of:

                  (a) Three Million (3,000,000) shares of Common Stock, par value $.001 (hereinafter referred to as "Common Stock"), and

                  (b) Eight hundred thousand (800,000) shares of Preferred Stock, par value $.01 (hereinafter referred to as "Preferred Stock").

            A. PREFERRED STOCK: Shares of Preferred Stock may be issued from time to time in one or more series, as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every




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
            particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph C of this Article FOURTH, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

                  (a) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                  (b) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

                  (c) The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                  (d) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices, including, without limitation, cash, property, or rights (including securities of the Corporation or any other corporation), and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

                  (e) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

                  (f) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

                  (g) The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

            B.    COMMON STOCK

                  1. After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph A of this Article FOURTH, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

                  2. After distribution in full of the preferential amount, if any (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the Common Stock, subject to the rights, if any, of the holders of Preferred Stock to participate therein (fixed in accordance with Paragraph A of this Article FOURTH), shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them, respectively.

                  3. Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Paragraph A of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the stockholders.

            C.    OTHER PROVISIONS:

                  1. No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to a resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

                  2. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph A of this Article FOURTH, and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to Paragraph A of this Article FOURTH that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

                  3. Subject to the provisions of sub-paragraph 2 of this Paragraph C, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                  4. Shares of Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                  5. The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

            3. The foregoing Amendment to the Certificate was duly adopted in accordance with Section 242 of the General Corporation Law of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officers this 24th day of December, 1996.


                                    By:     /s/Mark A. Presto
                                           ---------------------------
                                    Name:   Mark A. Presto
                                    Title:  VICE PRESIDENT

                           CERTIFICATE OF DESIGNATIONS
                              OF ISP HOLDINGS INC.


                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware
                    ----------------------------------------


            The undersigned, a Senior Vice President of ISP Holdings Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), in accordance with the provisions of Section 151 thereof, do hereby certify that the Board of Directors of the Corporation duly adopted the following resolutions by unanimous consent dated as of March 28, 1997:

            RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation, this Board of Directors hereby creates and authorizes the issuance of a series of Series A Cumulative Redeemable Convertible Preferred Stock, par value $.01 per share, and hereby fixes the designation, divided rate, redemption provisions, voting powers, rights on liquidation, dissolution or winding up, and other preferences and relative, participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, as follows:

            1. Designation. The Preferred Stock created and authorized hereby shall be designated as the "Series A Cumulative Redeemable Convertible Preferred Stock" (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be 250,000. The liquidation preference of the Series A Preferred Stock shall be $111.44 per share (the "Liquidation Preference").

            2.    Dividends.

            (a) Each holder of the share of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds of the Corporation legally available therefor pursuant to the General Corporation Law (the "Legally Available Funds"), cumulative cash dividend payments of $1.6716 per share for each full Quarterly Dividend Period (as defined in



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
Section 2(f) hereof) that such share of Series A Preferred Stock is outstanding; provided, however, that if a share of Series A Preferred Stock is not outstanding for a full Quarterly Dividend Period, the dividend payment per share in respect of such partial Quarterly Dividend Period shall be equal to $1.6716 multiplied by a fraction, the numerator of which is the number of days such share was outstanding (but not more than thirty (30) days for any calendar month fully occurring in such portion), and the denominator of which is 90. Such dividends, if and to the extend declared, shall be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each, a "Dividend Payment Date"); provided, however, that if any such date is not a Business Day (as defined in Section 2(f) hereof), then the applicable dividend shall be payable, if and to the extent declared, on the next succeeding Business Day. Such dividends shall be fully cumulative.

            (b) Dividends shall accrue (whether or not declared or paid) on each share of Series A Preferred Stock from the date on which such share is issued.

            (c) Quarterly dividends, if and to the extent declared, shall be paid to the holders of record of shares of Series A Preferred Stock as they appear on the stock register of the Corporation on the record date therefor, which record date shall be the December 15, March 15, June 15 and September 15 immediately preceding the Dividend Payment Date relating thereto.

            (d) If dividends are not paid in full, or not declared in full and sums set apart for the payment thereof, on the Series A Preferred Stock and any Capital Stock (as defined in Section 2(f) hereof) of the Corporation ranking on a parity with the Series A Preferred Stock as to the payment of dividends, all dividends declared upon shares of Series A Preferred Stock and shares of such other stock shall be declared pro rata so that in all cases the amount of dividends declared per share on the Series A Preferred Stock and such other stock share bear to each other the same ratio that accumulated, unpaid dividends per share on the Series A Preferred Stock and such other stock shall bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Series A Preferred Stock have been paid or declared in full and sums set aside for the payment thereof, no dividends shall be declared or paid or set aside for payment, or other distribution made, on any Capital Stock of the Corporation ranking on a parity with or junior to the Series A Preferred Stock as to the payment of dividends, nor shall any such stock be purchased, redeemed or otherwise acquired, except as provided in Section 2(e) hereof, for any consideration (or any payment made to or available for a sinking fund for the redemption of any such stock).

            (e) Except as provided in Section 2(d) hereof, the Corporation may not pay cash dividends or make cash distributions on, or repurchase, redeem or otherwise acquire (except in exchange for shares of Capital Stock ranking junior to the Series A Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation or options, rights or warrants to acquire such shares) any of its Capital Stock other than Capital Stock ranking senior to the Series A Preferred Stock as to the payment of dividends, if, at such date, there are accumulated, unpaid dividends on the Series A Preferred Stock; provided, however, that the Corporation may purchase outstanding shares of Common Stock from the holders thereof in accordance with the terms and conditions of the Employee Stockholder Agreements (as defined in Section 2(f) hereof).

            (f) The following terms shall have the meanings set forth below:

            "Applicable Date," "Applicable Rate" and "Base Book Value" shall have the respective meanings specified in each Stock Option Agreement entered into between the Corporation and the optionee party thereto.

            "Business Day" means any day other than a Saturday, a Sunday or any other day on which commercial banking institutions in the City of New York are authorized by law to be closed.

            "Capital Stock" of any person means any and all shares, interests, participations or other equivalents (however designated) of equity interests in such person.

            "Common Stock" means the Corporation's common stock, par value $.001 per share, and any securities or property into which the Corporation's Common Stock may be converted or exchanged pursuant to a recapitalization, stock split, combination, reorganization, merger, exchange or similar transaction.

            "Corporation" means the party named as such in the preamble to this Certificate.

            "Employee Stockholder Agreements" means the agreements among the Company and holders of Common Stock, other than Samuel J. Heyman and his affiliates, and the option agreements relating to the Series A Preferred Stock.

            "person" means any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

            "Quarterly Dividend Period" means the applicable period from January 1 through the next March 31, from April 1 through the next June 30, from July 1 through the next September 30 or from October 1 through the next December 31.

            3.    Redemption.

            (a) The Series A Preferred Stock shall be redeemable, at any time in whole or from time to time in part, out of Legally Available Funds, at the option of the Corporation, upon giving notice as provided in Section 3(b) hereof, at the Liquidation Preference thereof plus accumulated but unpaid dividends to the date of redemption.

            (b) At least thirty (30) days but not more than sixty (60) days prior to the date fixed for the redemption of shares of the Series A Preferred Stock pursuant to Section 3(a) hereof (each a "Redemption Date"), written notice of such redemption shall be mailed to each holder of record of shares of Series A Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his mailing address as shown on the records of the Corporation; provided, however, that no failure of any holder of Series A Preferred Stock to receive such notice nor any defect therein shall affect the validity of the proceeding for the redemption of the shares of Series A Preferred Stock to be redeemed. Each such notice shall state: (i) the Redemption Date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all of the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (iii) the cash redemption price being paid; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the Redemption Date. On or after the Redemption Date, each holder of shares of

Series A Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case fewer than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date (unless default shall be made by the Corporation in payment of the redemption price) all dividends on the shares of Series A Preferred Stock designated for redemption in such notice shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof, without interest, upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the written consent of the Corporation) on the books of the Corporation and such shares shall not be deemed to be outstanding for any purpose whatsoever.

            (c) If fewer than all of the shares of Series A Preferred Stock are to be redeemed, the Board of Directors of the Corporation shall select the shares to be redeemed on such basis as the Board of Directors shall determine in its sole discretion. The Board of Directors shall not be required to redeem shares of Series A Preferred Stock on a pro rata basis. The Board of Directors may elect to redeem shares of Series A Preferred Stock held by one holder or group of holders and elect not to redeem shares of Series A Preferred Stock held by other holders. Regardless of the method used, the calculation of the number of shares to be redeemed shall be based upon whole shares, such that the Corporation shall in no event be required to issue fractional shares of Series A Preferred Stock or cash in lieu thereof. In the event a method requiring proration is used, the number of shares to be redeemed from a holder shall be rounded downward to the nearest whole number of shares. The holders of Series A Preferred Stock shall have no right to request the Corporation to redeem such shares at any time, and the Corporation shall have no obligation to honor any such request if made.

            4. Voting Rights. The holders of Series A Preferred Stock shall be entitled to one vote for each share held on all matters to be voted on by the stockholders of the Corporation and shall vote together as a single class


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
with the holders of Common Stock and the holders of any other class of stock entitled to vote in such manner. The holders of Series A Preferred Stock shall not, except as required by law, be entitled to vote as a separate class. Without limiting the generality of the preceding sentence, a class vote or the consent of the holders of the outstanding shares of Series A Preferred Stock as a separate class shall not be required in connection with: (i) the creation of any class or series of Capital Stock of the Corporation; (ii) any merger, consolidation or transfer of all or substantially all the assets of the Corporation or other transaction involving the Corporation and a third party in which the Corporation is the survivor or in which the Corporation is not the survivor and in which the Series A Preferred Stock shall (a) remain outstanding as an equivalent security of the survivor with no adverse change to the powers, preferences or special rights provided for in this Certificate or (B) be redeemed for an amount per share equal to the Liquidation Preference plus accrued and unpaid dividends; or (iii) any increase in the total number of authorized or issued shares of Capital Stock of any class, including without limitation Series A Preferred Stock.

            5. Priority of Series A Preferred Stock in Event of Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, an amount per share in cash equal to the Liquidation Preference plus all dividends accrued and unpaid on each such share up to the date fixed for distribution before any distribution shall be made to the holders of any Capital Stock of the Corporation ranking junior to the Series A Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of Series A Preferred Stock and any Capital Stock of the Corporation ranking on a parity with the Series A Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock and such other stock of all preferential amounts payable to all such holders, then the assets thus distributable shall be distributed ratably among the holders of the Series A Preferred Stock and any Capital Stock of the Corporation


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
ranking on a parity with the Series A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. Except as otherwise provided in this Section 5, holders of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. For the purposes of this Section 5, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, securities or other consideration) of all or substantially all the property or assets of the Corporation, nor the consolidation or merger of the Corporation with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

            6.    Conversion.

            (a) The holders of shares of Series A Preferred Stock shall have the right, at any time or from time to time, at their option, to convert all or any portion of such shares into shares of Common Stock on the following basis: Each share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock equal to 111.44 divided by the sum of (i) an amount equal to the Base Book Value and (ii) the Interest Amount (as hereinafter defined). "Interest Amount" means interest on such Base Book Value at the Applicable Rate per annum from the Applicable Date to the date of conversion. The Corporation may, at its option, pay to any holder cash in lieu of any fractional share of Common Stock issuable upon conversion of shares of Series A Preferred Stock.

            (b) In the case of a redemption pursuant to Section 3 hereof of any shares of Series A Preferred Stock, the right of conversion under this Section 6 shall cease and terminate, as to the shares to be redeemed, at the close of business on the second day preceding the date fixed for such redemption, unless default shall be made in the payment of the Redemption Price for the shares to be so redeemed.

            (c) In order to convert shares of Series A Preferred Stock into shares of Common Stock pursuant to the right of conversion set forth in Section 6(a), the holder thereof shall surrender the certificate or certificates representing Series A Preferred Stock, duly endorsed to the Corporation or in blank, at the principal office of the Corporation and shall give written notice to the Corporation


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
that such holder elects to convert the same. Within five (5) business days, the Corporation shall deliver at said office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Shares of Series A Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to the rights of the shares of Series A Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

            (d) The issuance of certificates for shares of Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting stockholder for any original issue or transfer tax in respect of the issuance of such certificates and any such tax shall be paid by the Corporation.

            (e) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series A Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock at the time outstanding. The Corporation shall take at all times such corporate action as shall be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of Series A Preferred Stock in accordance with the provisions hereof, free from all taxes, liens, charges and security interests with respect to the issue thereof. The Corporation will, at its expense, use its best efforts to cause such shares to be listed (subject to issuance or notice of issuance) on all stock


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exchanges, if any, on which the Common Stock may become listed.

            7. Cancellation of Reacquired Series A Preferred Stock. Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.








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
            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf, this 31st day of March, 1997.


                                    ISP HOLDINGS, INC.

                                    By:   /s/ Richard A. Weinberg
                                          --------------------------
                                          Senior Vice President
                                          Richard A. Weinberg






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